UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2022

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2022 Annual Meeting of Stockholders on May 24, 2022. Of the 69,320,430 shares outstanding and entitled to vote, 65,717,849 shares were represented at the meeting, constituting a quorum of 95%.

Each of the three Class III director nominees was elected to the Board for a three-year term.

In addition to electing directors, the shareholders:
•Provided advisory approval of the compensation of certain of the Company’s executive officers (“Say-on-Pay”); and
•Ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The results of the votes for each of these proposals were as follows:

Proposal 1.	Election of Directors

Nominee	For	Withheld	Broker Non-Votes
James R. Hollingshead	63,035,440	1,048,304	1,634,105
Jessica Hopfield	62,148,818	1,934,926	1,634,105
Elizabeth H. Weatherman	63,677,910	405,834	1,634,105

The terms in office of the Class I Directors (Luciana Borio, Michael R. Minogue, and Corinne H. Nevinny) and the Class II Directors (Wayne A.I. Frederick, Shacey Petrovic, and Timothy J. Scannell) continued after the 2022 Annual Meeting.

Proposal 2.	Advisory Vote on Executive Compensation – Say on Pay

For	Against	Abstentions	Broker Non-Votes
63,015,922	1,055,505	12,317	1,634,105

Proposal 3.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstentions	Broker Non-Votes
65,694,692	14,785	8,372	-

No other matters were submitted for shareholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
May 27, 2022	By:	/s/ Patricia K. Dolan
Patricia K. Dolan Vice President and Secretary